EXHIBIT 23-B


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1999 relating to the consolidated financial statements and financial statement schedules, which appears in Pennsylvania Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



                           PRICEWATERHOUSECOOPERS LLP
                           PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
September 20, 2000